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                                                                          EX-J.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A ("Registration Statement") of our reports dated May 2, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Reports to Shareholders of the Funds comprising the iShares S&P Series and the iShares Russell Series (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
July 24, 2003